UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2013

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

879 W. 190 Street, Suite 460

Gardena, California 90248

(Address of principal executive offices and zip code)

(310) 450-0299

 (Registrant’s telephone number including area code)

1560 W. 190th Street, 2nd Floor

Torrance, CA 90501

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANICAL INFORMATION

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To fund the build out of twenty-four (24) zero-emission demonstration trucks for the Department of Energy1, the Company has entered into a Loan Agreement with a current shareholder and debt-holder, QIF Malta 1 Ltd.

As reported in our Report on Form 10-Q for the period ended September 30, 2012, for value received, on September 12, 2012 we entered into an agreement with QIF Malta 1 Ltd. (“QIF”) to pay the principal sum of Five Hundred Thousand USD ($500,000) at a yearly rate of 8% simple interest due September 12, 2013, pursuant to a Loan Agreement (the “Loan”).  The outstanding principal balance of the Loan bore interest at the rate of eight percent (8%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year and did not specify a conversion feature.  The Loan was scheduled to mature on September 12, 2013.

Subsequently, on February 4, 2013, we entered into a new agreement to pay QIF the principal sum of $1,290,000 USD, PLUS the previous Loan amount of $500,000 USD, plus outstanding interest, pursuant to a new Loan Agreement (“New Loan”).    The outstanding principal balance of the New Loan bears interest at the rate of eight percent (8%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year and did not specify a conversion feature.  The New Loan amount is to be disbursed to the Company over a three month period as follows: two tranches of $90,000 in February 2013, two tranches of $260,000 in March 2013, and two tranches of $295,000 in April 2013.  Thereafter, the total amount of due of $1,790,000 USD, plus outstanding interest, is payable to QIF in three equal installments on October 31, 2013, November 30, 2013, and June 30, 2014.  The New Loan also includes a non-dilution clause, applied to QIF and to five other entities that collectively hold a 57% majority interest in Vision.

1As reported in the September 30, 2012 quarterly report on Form 10-Q, in October last year, Vision Industries announced that the Houston Galveston Area Council received notification that it was selected to negotiate the terms of a U.S. Department of Energy- Zero Emission Cargo Transport Demonstration grant. If awarded, Vision would supply a total of twenty (20) Vision Class 8 Zero Emission hydrogen fuel cell/ electric hybrid trucks in connection with these grants. In addition, the Southern California Air Quality Management District (“AQMD”) recognized $4.17 million received from the U.S. Department of Energy – the Zero emission Cargo Transportation grant.  AQMD was authorized to execute a contract with Vision, whose vehicles were approved by the DOE for demonstration purposes. The Department of Energy will co-fund a small fleet of four (4) Tyrano™ trucks for drayage testing in the Ports of Los Angeles and Long Beach.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.12	QIF Malta 1 Ltd Loan Agreement February 4, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: February 12, 2013	By:	/s/JEROME TORRESYAP
Name: Jerome Torresyap Title: President